Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 27, 2025, with respect to the consolidated financial statements of Standard Motor Products, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP
New York, New York
May 15, 2025